UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 20, 2021

FOUNTAIN HEALTHY AGING, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-123774	86-1098668
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Building E, Room 601,

No. 1 Huabao Fubao China Street, Futian District

Shenzhen, P.R. China 518000

 (Address of principal executive offices, zip code)

(+86) 185-6676-1769

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On December 20, 2021, the holders of Fountain Healthy Aging, Inc. (the “Company”), representing approximately 99.90% voting power of the total issued and outstanding capital stock of the Company, acting by written consent, approved a Certificate of Amendment to Articles of Incorporation (the “Certificate of Amendment”) of the Company to change the Company’s name to Microalliance Group Inc. (the “Name Change”).  Such approval and consent constitute the approval and consent of at least a majority of the voting power of the Company’s outstanding capital stock and are sufficient under Section 78.320 of the Nevada Revised Statutes and the Company’s Amended and Restated Articles of Incorporation and Bylaws in effect to approve the Certificate of Amendment.

The Name Change was also approved by the Company’s sole director on November 15, 2021. The Company will file the Certificate of Amendment with the Secretary of State of the State of Nevada after receiving clearance from the Financial Industry Regulatory Authority.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fountain Healthy Aging, Inc.

Dated: December 27, 2021	By:	/s/ Hong Zhu
	Name:	Hong Zhu
	Title:	Chief Executive Officer

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